 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of SharpSpring, Inc. and Subsidiaries on Form S-3 of our report dated March 4, 2019, with respect to the consolidated financial statements of SharpSpring, Inc. included in its Annual Report on Form 10-K as of and for the years ended December 31, 2018 and 2017. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Cherry Bekaert LLP

Atlanta, Georgia
December 18, 2019